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                                                                    Exhibit 5.10



_____________, 2006

VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:


RE:  MIRAMAR MINING CORPORATION (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM F-10 -- CONSENT OF EXPERT


In connection with the Company's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, John Wakeford, hereby consent to the use of my name in connection with references to my involvement in the preparation of resource and reserve estimates with respect to the Hope Bay Project (the "Technical Information"), and to references to the Technical Information, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Technical Information in the Registration Statement.



Yours truly,



/s/ John Wakeford
JOHN WAKEFORD